As filed with the Securities and Exchange Commission on November 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-1311552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12278 Scripps Summit Drive

San Diego, CA 92131

(858) 875-1800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

J. Scott Wolchko

President and Chief Executive Officer

Fate Therapeutics, Inc.

12278 Scripps Summit Drive

San Diego, CA 92131

(858) 875-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Cindy Tahl, Esq.

General Counsel and Corporate Secretary

Fate Therapeutics, Inc.

12278 Scripps Summit Drive

San Diego, CA 92131

(858) 875-1800

Kingsley L. Taft, Esq.

Maggie L. Wong, Esq.

Natalie T. Martirossian, Esq.

Goodwin Procter LLP

3 Embarcadero Center

San Francisco, CA 94111

(415) 733-6000

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the date this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

∎	a base prospectus which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings with a total value of up to $300,000,000; and

∎

a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with Jefferies LLC, or Jefferies.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement with Jefferies are specified in the sales agreement prospectus that immediately follows the base prospectus. The $100,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination or expiration of the sales agreement with Jefferies, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2023

PROSPECTUS

FATE THERAPEUTICS, INC.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may issue and sell, up to $300,000,000 of our common stock, preferred stock, debt securities, warrants and/or units, in one or more series or classes. We may offer these securities individually or in combination with other securities.

This prospectus describes the general manner in which any of these securities may be offered using this prospectus. We will specify in any accompanying prospectus supplement the prices and terms of the securities being offered and other details regarding the offering thereof. See section titled “Plan of Distribution” in this prospectus and in the corresponding section in the applicable prospectus supplement for additional information on how we may conduct sales of our common stock, preferred stock, debt securities, warrants and/or units.

The securities offered by us in this prospectus may be sold directly to investors, to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in any accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. We also may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus also may add, update or change information contained in this prospectus.

You should carefully read this prospectus, any prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by reference before you invest in our securities.

Our common stock is listed on The Nasdaq Global Market under the symbol “FATE.” The last reported sale price of our common stock on October 31, 2023, as reported on The Nasdaq Global Market, was $1.81 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any similar section contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.

This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide one or more prospectus supplements that will contain more specific information about the terms of the offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement. You should read both this prospectus, any accompanying prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the sections captioned “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy these securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.

Unless the context otherwise indicates, references in this prospectus to “Fate Therapeutics”, “we”, “our”, “us” and “the Company” refer, collectively, to Fate Therapeutics, Inc., a Delaware corporation, and its subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in our subsequent filings filed with the Securities and Exchange Commission, or SEC, together with the other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering, before making an investment decision. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. The risks described in these documents are not the only ones we face, but those that we consider to be material. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Such forward-looking statements relate to future events or to our future operating or financial performance and involve risks and uncertainties, as well as assumptions that, even if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained or incorporated by reference in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

∎	our plans to research, develop and commercialize our product candidates;

∎	the initiation, progress, success, cost and timing of our clinical trials and product development activities;

∎	our ability and timing to advance our product candidates in, and to successfully initiate, conduct, enroll and complete, clinical trials;

∎	the therapeutic potential of our product candidates, and the disease indications for which we intend to develop our product candidates;

∎	the timing and likelihood of, and our ability to obtain and maintain, regulatory clearance of our Investigational New Drug (IND) applications for and regulatory approval of our product candidates;

∎

the potential of our technology platform, including our induced pluripotent stem cell (iPSC) product platform, and our ability to leverage our platform in our research, development and commercialization activities for our product candidates;

∎	our ability to manufacture our product candidates for clinical development and, if approved, for commercialization, and the timing and costs of such manufacture;

∎	our ability to source clinical and, if approved, commercial materials and supplies used to manufacture our product candidates;

∎

the performance of third parties in connection with the development and manufacture of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers;

∎	our ability to attract and retain strategic collaborators with development, regulatory and commercialization expertise;

∎	the potential benefits of strategic collaboration agreements and our ability, and the ability of our collaborators, to successfully develop product candidates under the respective collaborations;

∎	our ability to obtain funding for our operations, including funding necessary to initiate and complete clinical trials of our product candidates;

∎	our ability to develop sales and marketing capabilities, whether alone or with actual or potential collaborators, to commercialize our product candidates, if approved;

∎	our ability to successfully commercialize our product candidates, if approved;

∎	the size and growth of the potential markets for our product candidates and our ability to serve those markets;

∎	regulatory developments and approval pathways in the United States and foreign countries for our product candidates;

∎	the potential scope and value of our intellectual property rights;

∎

our ability, and the ability of our licensors, to obtain, maintain, defend and enforce intellectual property rights protecting our product candidates, and our ability to develop and commercialize our product candidates without infringing the proprietary rights of third parties;

∎	our ability to recruit and retain key personnel;

∎	the accuracy of our projections and estimates regarding our revenues, expenses, capital requirements, cash utilization and need for additional financing;

∎	our ability to compete with rapidly evolving cell therapy technologies and respond to other developments relating to our competitors and our industry; and

∎	other risks and uncertainties, including those described or incorporated by reference under the caption “Risk Factors” in this prospectus and any prospectus supplement that we may file.

Any forward-looking statements in this prospectus, including the documents that we incorporate by reference, reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those referenced in the section “Risk Factors” and elsewhere in this prospectus and any related free writing prospectus and the documents that we incorporate by reference herein and therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

This prospectus, including the documents that we incorporate by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

ABOUT THE COMPANY

The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Overview

We are a clinical-stage biopharmaceutical company dedicated to bringing a first-in-class pipeline of programmed cellular immunotherapies to patients with cancer and autoimmune disorders. Our development of first-in-class cell therapy product candidates is based on a simple notion: we believe that better cell therapies start with better cells.

To create better cell therapies, we have pioneered a therapeutic approach that we generally refer to as cell programming: we create and engineer human induced pluripotent stem cells (iPSCs) to incorporate novel synthetic controls of cell function; we generate a clonal master iPSC line for use as a renewable source of cell manufacture; and we direct the fate of the clonal master iPSC line to produce our first-in-class cell therapy product candidate. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, we believe clonal master iPSC lines can be used to mass produce multiplexed-engineered cellular immunotherapies which are well-defined and uniform in composition, can be stored in inventory for off-the-shelf availability, can be combined and administered with other therapies, and can have broader patient reach.

Utilizing this therapeutic approach, we are advancing a cell therapy pipeline comprised of off-the-shelf, multiplexed-engineered, iPSC-derived natural killer (NK) and T-cell product candidates that are selectively designed, incorporate novel synthetic controls of cell function, and are intended to deliver multiple mechanisms of therapeutic importance to patients for the treatment of cancer and autoimmune disease. We have a deep pipeline of iPSC-derived, chimeric antigen receptor (CAR)-targeted NK and T-cell product candidates currently under development with multiple clinical trials ongoing:

PROGRAM	INDICATION	CAR TARGET(S)	# OF SYNTHETIC CONTROLS	DEVELOPMENT STAGE	PARTNER
CAR NK Cell Programs
FT576	Multiple Myeloma	BCMA	4	Phase 1
FT522	B-cell Lymphoma	CD19; 41BB	5	Phase 1
	Autoimmune Disorders	CD19; 41BB	5	Preclinical
CAR T-cell Programs
FT819	B-cell Lymphoma	CD19	2	Phase 1
	Chronic Lymphocytic Leukemia	CD19	2	Phase 1
	Systemic Lupus Erythematosus	CD19	2	Phase 1
FT825	Solid Tumors	HER2	7	Phase 1	Ono
Other CAR-targeted Programs
Undisclosed	Solid Tumors	Not disclosed	Not disclosed	Preclinical	Ono

Corporate History and Information

We were incorporated in Delaware in 2007, and are headquartered in San Diego, California. Our principal executive office is located at 12278 Scripps Summit Drive, San Diego, California 92131 and our telephone number is (858) 875-1800. Our corporate website address is www.fatetherapeutics.com. We do not incorporate by reference the information contained on, or accessible through, our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website a part of this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation by Reference.”

Trademarks

We own various U.S. federal trademark registrations and applications, and unregistered trademarks, including the following marks referred to in this document: Fate Therapeutics®, and our corporate logo. All other trademarks or trade names referred to in this document are the property of their respective owners. Solely for convenience, the trademarks and trade names in this document are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for working capital and general corporate purposes, including for research and development, clinical trials, and manufacturing expenses associated with the development of our product candidates, and for general and administrative and capital expenditures, unless otherwise indicated in the applicable prospectus supplement. The amounts and timing of our use of the net proceeds from the sale of any securities offered under this prospectus will depend on a number of factors, such as the timing and progress of our and our strategic partners’ clinical trials of our product candidates and our development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from any securities offered under this prospectus. Accordingly, our management will have broad discretion in the timing and application of any net proceeds.

THE SECURITIES WE MAY OFFER

We may offer shares of common or preferred stock, various series of senior or subordinated debt securities, warrants, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with the applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus contains summary descriptions of the securities we may offer from time to time. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

∎	designation or classification;

∎	aggregate principal amount or aggregate offering price;

∎	voting or other rights;

∎	rates and times of payment of interest, dividends or other payments, if any;

∎	liquidation preference;

∎	original issue discount, if any;

∎	maturity date, if applicable;

∎	ranking;

∎	restrictive covenants, if any;

∎

redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

∎	any securities exchange or market listing arrangements; and

∎	important U.S. federal income tax considerations, if any.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered.

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, amended and restated bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following summary description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our capital stock. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation (certificate of incorporation) and amended and restated bylaws (bylaws), which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by the applicable provisions of the of the Delaware General Corporation Law (DGCL).

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share (common stock), and 5,000,000 shares of preferred stock, par value $0.001 per share (preferred stock). 2,819,549 shares of our authorized preferred stock have been designated as Class A Convertible Preferred Stock. Except as otherwise provided in the certificate of designation of any series of preferred stock we may issue, the number of authorized shares of common stock or preferred stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock irrespective of the provisions of Section 242(b)(2) of the DGCL.

As of September 30, 2023, we had 98,585,750 shares of common stock outstanding and 2,761,108 shares of Class A Convertible Preferred Stock outstanding. Unless stated otherwise, the following discussion summarizes the terms and provisions of our certificate of incorporation and our bylaws.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors (Board) out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding shares of our preferred stock. Holders of our common stock have no preemptive, conversion, subscription rights or redemption rights and no sinking fund provisions are applicable to our common stock.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after the payment of all our debts and other liabilities and subject to any liquidation preference of any outstanding preferred stock then outstanding. All outstanding shares are fully paid and nonassessable.

When we issue shares of common stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Exchange Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “FATE.” As of September 30, 2023, we had approximately 22 stockholders of record of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Preferred Stock

Undesignated Preferred Stock

Our Board was initially authorized to issue up to 5,000,000 shares of preferred stock in one or more series without stockholder approval. As a result of the designation and issuance of 2,819,549 shares of Class A Convertible Preferred Stock described below, our Board is authorized to designate and issue up to 2,180,451 remaining shares of preferred stock. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of the shares of each series of preferred stock, any or all of which may be more favorable than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power or other rights of the holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

∎	dividend rights;

∎	dividend rates;

∎	conversion rights;

∎	voting rights;

∎	terms of redemption; and

∎	liquidation preferences.

The existence of authorized but unissued shares of undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board were to determine that a takeover proposal is not in the best interests of us or our stockholders, our Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Class A Convertible Preferred Stock

We filed a Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock with the Secretary of State of Delaware on November 22, 2016 (the Certificate of Designation), pursuant to which we designated 2,819,549 shares of authorized and unissued preferred stock as Class A Convertible Preferred Stock (the Preferred Shares). Each Preferred Share is convertible into five shares of common stock (subject to adjustment for stock dividends, stock splits, combinations and the like). The holders of the Preferred Shares, which currently consist of entities affiliated with Redmile Group, LLC (Redmile), are prohibited from converting the Preferred Shares into shares of common stock if, as a result of such conversion, Redmile, together with its affiliates, would own more than 9.99% of the shares of our common stock then issued and outstanding (the Redmile Percentage Limitation), which percentage may change at Redmile’s election upon 61 days’ notice to us to (i) any other number less than or equal to 19.99% or (ii) subject to approval of our stockholders to the extent required in accordance with the Nasdaq Global Market rules, any number in excess of 19.99%. On May 2, 2017, our stockholders approved the issuance of up to an aggregate of 14,097,745 shares of common stock upon the conversion of the 2,819,549 outstanding Preferred Shares. As a result, Redmile has the right to increase the Redmile Percentage Limitation to any percentage in excess of 19.99% at its election upon 61 days’ notice to us. In April 2023, we filed with the office of the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock, which amended the definition of Beneficial Ownership Limitation to be 14.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock pursuant to a Notice of Conversion. Additionally, in the event of certain fundamental transactions, including (i) any merger or consolidation of our company with or into another entity; (ii) our sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets; (iii) the acceptance by holders of 35% or more of our outstanding common stock of any purchase offer, tender offer or exchange offer pursuant to which such holders are permitted to sell, tender or exchange their shares for other securities, cash or property; (iv) any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property; or (v) any other business combination pursuant to which a third party acquires more than 50% of our outstanding shares of common stock, each Preferred Share outstanding immediately prior to such fundamental transaction will automatically convert into shares of common stock at the applicable conversion ratio then in effect.

In the event of our liquidation, dissolution or winding up, holders of Preferred Shares will participate pari passu with the holders of our common stock in any distribution of proceeds, pro rata based on the number of shares held by each such holder. The Preferred Shares generally have no voting rights. Holders of the Preferred Shares are entitled to receive, on an as-converted-to-common-stock basis, dividends that are equal to dividends actually paid on shares of common stock, when, as and if such dividends are paid on shares of common stock.

Additional Series of Preferred Stock

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of any additional series of preferred stock we may offer pursuant to this prospectus. This description and the applicable prospectus supplement will include:

∎	the title and stated value;

∎	the number of shares authorized;

∎	the liquidation preference per share;

∎	the purchase price;

∎	the dividend rate, period and payment date, and method of calculation for dividends;

∎	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

∎	the procedures for any auction and remarketing, if any;

∎	the provisions for a sinking fund, if any;

∎	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

∎	any listing of the preferred stock on any securities exchange or market;

∎	whether our preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

∎	whether our preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

∎	voting rights, if any, of our preferred stock;

∎	preemptive rights, if any;

∎	restrictions on transfer, sale or other assignment, if any;

∎	whether interests in our preferred stock will be represented by depositary shares;

∎	a discussion of any material United States federal income tax considerations applicable to our preferred stock;

∎	the relative ranking and preferences of our preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

∎

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

∎	any other specific terms, preferences, rights or limitations of, or restrictions on, our preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not be subject to any preemptive or similar rights.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law

Certain provisions of the DGCL and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our Board. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

∎	before the stockholder became interested, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

∎

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

∎

at or after the time the stockholder became interested, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

∎	any merger or consolidation involving the corporation and the interested stockholder;

∎	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

∎	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

∎

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

∎	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Certificate of Incorporation and Bylaws. Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies. Our certificate of incorporation provides for the division of our Board into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our Board, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No Written Consent of Stockholders. Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Meetings of Stockholders. Our certificate of incorporation and bylaws provide that only a majority of the members of our Board then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices.

Amendment to Certificate of Incorporation and Bylaws. As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our Board, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, Board composition, limitation of liability and the amendment of our certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our Board recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock. Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock, of which 2,819,549 shares have been designated as Class A Convertible Preferred Stock. The existence of authorized but unissued shares of undesignated preferred stock may enable our Board to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board were to determine that a takeover proposal is not in the best interests of our stockholders, our Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Exclusive Forum. Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to these exclusive forum provisions. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware or federal securities law in the types of lawsuits to which they apply, these provisions may have the effect of discouraging lawsuits against our directors and officers. In addition, these forum selection provisions may impose additional litigation costs for stockholders who determine to pursue any such lawsuits against us. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation and bylaws have been challenged in legal proceedings, and it is possible that a court could rule that these provisions in our certificate of incorporation and bylaws are inapplicable for a particular claim or action or that such provisions are unenforceable. In particular, while the Delaware Supreme Court and other state courts have upheld the validity of federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court, there is uncertainty as to whether other state or federal courts will enforce the federal forum provision in our bylaws.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

∎	the title;

∎	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

∎	any limit on the amount that may be issued;

∎	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

∎	the maturity date;

∎

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

∎

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

∎	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

∎	the terms of the subordination of any series of subordinated debt;

∎	the place where payments will be payable;

∎	restrictions on transfer, sale or other assignment, if any;

∎	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

∎

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

∎

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

∎	whether the indenture will restrict our ability or the ability of our subsidiaries to:

∎	incur additional indebtedness;

∎	issue additional securities;

∎	create liens;

∎	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

∎	redeem capital stock;

∎	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

∎	make investments or other restricted payments;

∎	sell or otherwise dispose of assets;

∎	enter into sale-leaseback transactions;

∎	engage in transactions with stockholders or affiliates;

∎	issue or sell stock of our subsidiaries; or

∎	effect a consolidation or merger;

∎	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

∎	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

∎	information describing any book-entry features;

∎	provisions for a sinking fund purchase or other analogous fund, if any;

∎	the applicability of the provisions in the indenture on discharge;

∎

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

∎	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

∎

the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

∎	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

∎	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

∎

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

∎	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

∎	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

∎

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

∎	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

∎

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

∎

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

∎	to fix any ambiguity, defect or inconsistency in the indenture;

∎	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”

∎	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

∎

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

∎

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

∎	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

∎	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

∎

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

∎	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

∎	extending the stated maturity of the series of debt securities;

∎	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

∎	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

∎	register the transfer or exchange of debt securities of the series;

∎	replace stolen, lost or mutilated debt securities of the series;

∎	maintain paying agencies;

∎	hold monies for payment in trust;

∎	recover excess money held by the trustee;

∎	compensate and indemnify the trustee; and

∎	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

∎

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

∎	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

∎	the offering price and aggregate number of warrants offered;

∎	the currency for which the warrants may be purchased;

∎	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

∎	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

∎

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

∎

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

∎	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

∎	the terms of any rights to redeem or call the warrants;

∎	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

∎	the periods during which, and places at which, the warrants are exercisable;

∎	the manner of exercise;

∎	the dates on which the right to exercise the warrants will commence and expire;

∎	the manner in which the warrant agreement and warrants may be modified;

∎	federal income tax consequences of holding or exercising the warrants;

∎	the terms of the securities issuable upon exercise of the warrants; and

∎	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

∎	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

∎	any provisions of the governing unit agreement;

∎	the price or prices at which such units will be issued;

∎	the applicable United States federal income tax considerations relating to the units;

∎	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

∎	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

∎	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

∎	to correct or supplement any defective or inconsistent provision; or

∎	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

∎

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

∎

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

∎	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

∎

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

∎

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

∎

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

∎

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

∎	through underwriters;

∎	through dealers;

∎	through agents;

∎	directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders;

∎	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

∎	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions, including:

∎	at a fixed price, or prices, which may be changed from time to time;

∎	at market prices prevailing at the time of sale;

∎	at prices related to such prevailing market prices; or

∎	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

∎	the terms of the offerings;

∎	the names of any underwriters, dealers or agents;

∎	the name or names of any managing underwriter or underwriters;

∎	the public offering or purchase price of the securities;

∎	the net proceeds from the sale of securities;

∎	any delayed delivery arrangements;

∎	any discounts and commissions to be allowed or paid to the underwriters, dealers or agents;

∎	all other items constituting underwriting compensation;

∎	any discounts and commissions to be allowed or reallowed or paid to dealers;

∎	any commissions paid to agents; and

∎	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in any accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

∎

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

∎

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fatetherapeutics.com. The information contained in or that can be accessed through our website is not part of this prospectus.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon written or oral request and without charge. Written requests for such copies should be directed to Fate Therapeutics, Inc., 12278 Scripps Summit Drive, San Diego, CA 92131, Attention: Secretary, or by telephone request to (858) 875-1800. Our website is located at www.fatetherapeutics.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents and reports we file with it, which means that we can disclose important information to you by referring you to these documents. You should read the information incorporated by reference because it is an important part of this prospectus or any prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

∎	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, or the 2022 Form 10-K;

∎	the information specifically incorporated by reference into our 2022 Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2023;

∎	the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 3, 2023, August 8, 2023 and November 8, 2023, respectively;

∎

the Current Reports on Form 8-K filed with the SEC on January 5, 2023, April  19, 2023, June  7, 2023, June  8, 2023, June  9, 2023, and September 1, 2023 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

∎

the description of our common stock contained in our registration statement on Form 8-A (SEC No. 001-36076), filed with the SEC on September 17, 2013, and any other amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus or any prospectus supplement and deemed to be part of this prospectus or any prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein filed before the date of this prospectus or any prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus or any prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus or any prospectus supplement, but not delivered with the prospectus or any prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus or any prospectus supplement incorporates. You should direct written requests to: Fate Therapeutics, Inc., Fate Therapeutics, Inc., 12278 Scripps Summit Drive, San Diego, CA 92131, Attention: Secretary, or you may call us at (858) 875-1800. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement and, therefore, is not part of this prospectus or any prospectus supplement.

FATE THERAPEUTICS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

                , 2023

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where the offer or sale is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PROSPECTUS

(To Prospectus dated                , 2023)

Up to $100,000,000

FATE THERAPEUTICS, INC.

Common Stock

We have entered into an Open Market Sale AgreementSM, dated November 8, 2023, or the sales agreement, with Jefferies LLC, or Jefferies, relating to the sale of shares of our common stock offered by this prospectus and the accompanying base prospectus. In accordance with the terms of the sales agreement, under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as our sales agent.

Our common stock is listed on The Nasdaq Global Market under the symbol “FATE.” On October 31, 2023, the last reported sale price of our common stock on The Nasdaq Global Market was $1.81 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms of the sales agreement, Jefferies is not required to sell any specific amount of securities, but will act as a sales agent using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of 3.0% of the aggregate gross sales price per share sold by it under the sales agreement. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including civil liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to Jefferies.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS, THE ACCOMPANYING BASE PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN. SEE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Jefferies

                , 2023

S-i

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to $100,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus relates to the offering of our common stock. Before you invest, you should carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus.

To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference herein filed before the date of this prospectus, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference.

You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus or in any free writing prospectus that we may authorize for use in connection with this offering. Neither we nor Jefferies have authorized anyone to provide you any information other than that contained in, or incorporated by reference into, this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and Jefferies is not, making an offer to sell, nor soliciting an offer to purchase, shares of our common stock offered by this prospectus in any jurisdiction in which, or to or from any person from whom, it is unlawful to make such offer or solicitation of an offer.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should not assume that the information contained in this prospectus, the accompanying base prospectus or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. We do not imply or represent by delivering this prospectus that Fate Therapeutics, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus and the base accompanying prospectus is correct as of any time after such date.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

In this prospectus, unless the context specifies or implies otherwise, the terms “Fate,” “Fate Therapeutics,” “the Company,” “we,” “us,” and “our” and similar names refer to Fate Therapeutics, Inc.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. This prospectus includes information about the shares we are offering as well as information regarding our business and financial data. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus and the information incorporated by reference in this prospectus, including the information included in any free writing prospectus we have authorized for use in connection with this offering, including the information set forth under the heading “Risk Factors” in this prospectus on page S-4 and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act), along with our condensed consolidated financial statements and notes to those condensed consolidated financial statements and the other documents incorporated herein by reference.

Our Company

We are a clinical-stage biopharmaceutical company dedicated to bringing a first-in-class pipeline of programmed cellular immunotherapies to patients with cancer and autoimmune disorders. Our development of first-in-class cell therapy product candidates is based on a simple notion: we believe that better cell therapies start with better cells.

To create better cell therapies, we have pioneered a therapeutic approach that we generally refer to as cell programming: we create and engineer human induced pluripotent stem cells (iPSCs) to incorporate novel synthetic controls of cell function; we generate a clonal master iPSC line for use as a renewable source of cell manufacture; and we direct the fate of the clonal master iPSC line to produce our first-in-class cell therapy product candidate. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, we believe clonal master iPSC lines can be used to mass produce multiplexed-engineered cellular immunotherapies which are well-defined and uniform in composition, can be stored in inventory for off-the-shelf availability, can be combined and administered with other therapies, and can have broader patient reach.

Utilizing this therapeutic approach, we are advancing a cell therapy pipeline comprised of off-the-shelf, multiplexed-engineered, iPSC-derived natural killer (NK) and T-cell product candidates that are selectively designed, incorporate novel synthetic controls of cell function, and are intended to deliver multiple mechanisms of therapeutic importance to patients for the treatment of cancer and autoimmune disease. We have a deep pipeline of iPSC-derived, chimeric antigen receptor (CAR)-targeted NK and T-cell product candidates currently under development with multiple clinical trials ongoing:

PROGRAM	INDICATION	CAR TARGET(S)	# OF SYNTHETIC CONTROLS	DEVELOPMENT STAGE	PARTNER
CAR NK Cell Programs
FT576	Multiple Myeloma	BCMA	4	Phase 1
FT522	B-cell Lymphoma	CD19; 41BB	5	Phase 1
	Autoimmune Disorders	CD19; 41BB	5	Preclinical
CAR T-cell Programs
FT819	B-cell Lymphoma	CD19	2	Phase 1
	Chronic Lymphocytic Leukemia	CD19	2	Phase 1
	Systemic Lupus Erythematosus	CD19	2	Phase 1
FT825	Solid Tumors	HER2	7	Phase 1	Ono
Other CAR-targeted Programs
Undisclosed	Solid Tumors	Not disclosed	Not disclosed	Preclinical	Ono

Corporate History and Information

We were incorporated in Delaware in 2007, and are headquartered in San Diego, California. Our principal executive office is located at 12278 Scripps Summit Drive, San Diego, California 92131 and our telephone number is (858) 875-1800. Our website address is www.fatetherapeutics.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website a part of this prospectus or incorporated by reference herein. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”

We own various U.S. federal trademark registrations and applications, and unregistered trademarks, including the following marks referred to in this document: Fate Therapeutics®, and our corporate logo. All other trademarks or trade names referred to in this document are the property of their respective owners. Solely for convenience, the trademarks and trade names in this document are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

THE OFFERING

Common stock offered by us: Shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering: Up to 153,834,368 shares (as more fully described in the notes following this table), assuming sales of 55,248,618 shares of our common stock in this offering at an offering price of $1.81 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on October 31, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution: “At the market offering” that may be made from time to time through Jefferies. See “Plan of Distribution” beginning on page S-10.

Use of Proceeds: Our management will retain broad discretion regarding the allocation and use of the net proceeds from the sale of any securities offered under this prospectus. We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page S-8.

Risk Factors: You should read the “Risk Factors” section of this prospectus supplement beginning on page S-4 and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

The Nasdaq Global Market Symbol: “FATE”

The number of shares of common stock to be outstanding following this offering is based on 98,585,750 shares of common stock outstanding as of September 30, 2023. The number of shares of our common stock to be outstanding as used throughout this prospectus, unless otherwise indicated, excludes, in each case, as of such date:

∎	13,805,540 shares of common stock issuable upon the conversion of 2,761,108 shares of our Class A convertible preferred stock;

∎	10,336,936 shares of common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $14.17 per share;

∎

3,368,325 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units (RSUs) under our equity incentive plans at a weighted-average grant date fair value of $37.77 per share;

∎	7,711,947 shares of common stock available for issuance under our Amended and Restated 2022 Stock Option and Incentive Plan, or 2022 Plan; and

∎	863,292 shares of common stock available for issuance under our Amended and Restated Inducement Equity Plan, or Inducement Plan.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and discussed under the section captioned “Risk Factors” and “Risk Factors Summary” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety, together with other information in this prospectus and accompanying base prospectus, and the information and documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before you make a decision to invest in our common stock. If any of the events described in the risk factors below or incorporated by reference in this prospectus actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks and uncertainties described below and incorporated by reference in this prospectus are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating To This Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in this offering.

Because the price per share of our common stock being offered may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution by purchasing shares of our common stock in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. See the section below titled “Dilution” for a more detailed discussion of the dilution you may incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not expect to pay any dividends for the foreseeable future and, therefore, investors in this offering may never obtain a return on their investment.

You should not rely on an investment in our common stock to provide dividend income. We have never declared or paid dividends on our common stock and do not anticipate that we will pay any dividends in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors will likely be required to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase shares of our common stock.

The actual number of shares of common stock we will issue under the sales agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to the sales agent, Jefferies, to sell on our behalf shares of our common stock at any time throughout the term of the sales agreement, and Jefferies will be obligated to use commercially reasonable efforts to sell the shares. The number of shares that are sold by Jefferies after we request that sales be made will fluctuate based on the market price of our common stock during the sales period and limits we set with Jefferies. Because the price per share of the common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will ultimately be issued by us under the sales agreement or the gross proceeds to be raised in connection with those sales.

The shares of common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares of common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and therefore they may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold. Investors may experience a decline in the value of their shares of common stock as a result of sales of common stock made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements relate to future events or to our future operating or financial performance and involve risks and uncertainties, as well as assumptions that, even if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

∎	our plans to research, develop and commercialize our product candidates;

∎	the initiation, progress, success, cost and timing of our clinical trials and product development activities;

∎	our ability and timing to advance our product candidates in, and to successfully initiate, conduct, enroll and complete, clinical trials;

∎	the therapeutic potential of our product candidates, and the disease indications for which we intend to develop our product candidates;

∎	the timing and likelihood of, and our ability to obtain and maintain, regulatory clearance of our Investigational New Drug (IND) applications for and regulatory approval of our product candidates;

∎

the potential of our technology platform, including our induced pluripotent stem cell (iPSC) product platform, and our ability to leverage our platform in our research, development and commercialization activities for our product candidates;

∎	our ability to manufacture our product candidates for clinical development and, if approved, for commercialization, and the timing and costs of such manufacture;

∎	our ability to source clinical and, if approved, commercial materials and supplies used to manufacture our product candidates;

∎

the performance of third parties in connection with the development and manufacture of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers;

∎	our ability to attract and retain strategic collaborators with development, regulatory and commercialization expertise;

∎	the potential benefits of strategic collaboration agreements and our ability, and the ability of our collaborators, to successfully develop product candidates under the respective collaborations;

∎	our ability to obtain funding for our operations, including funding necessary to initiate and complete clinical trials of our product candidates;

∎	our ability to develop sales and marketing capabilities, whether alone or with actual or potential collaborators, to commercialize our product candidates, if approved;

∎	our ability to successfully commercialize our product candidates, if approved;

∎	the size and growth of the potential markets for our product candidates and our ability to serve those markets;

∎	regulatory developments and approval pathways in the United States and foreign countries for our product candidates;

∎	the potential scope and value of our intellectual property rights;

∎

our ability, and the ability of our licensors, to obtain, maintain, defend and enforce intellectual property rights protecting our product candidates, and our ability to develop and commercialize our product candidates without infringing the proprietary rights of third parties;

∎	our ability to recruit and retain key personnel;

∎	the accuracy of our projections and estimates regarding our revenues, expenses, capital requirements, cash utilization and need for additional financing;

∎	our ability to compete with rapidly evolving cell therapy technologies and respond to other developments relating to our competitors and our industry; and

∎	other risks and uncertainties, including those described or incorporated by reference under the caption “Risk Factors” in this prospectus and any prospectus supplement that we may file.

Any forward-looking statements in this prospectus, including the documents that we incorporate by reference, reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those referenced in the section “Risk Factors” and elsewhere in this prospectus and any related free writing prospectus and the documents that we incorporate by reference herein and therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

This prospectus, including the documents that we incorporate by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing. Therefore, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, including expenses associated with research and development, clinical trials, and manufacturing and general and administrative and capital expenditures.

The amounts and timing of our use of the net proceeds from the sale of any securities offered under this prospectus will depend on a number of factors, such as the timing and progress of our and our strategic partners’ clinical trials of our product candidates and our development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from any securities offered under this prospectus. Accordingly, our management will have broad discretion in the timing and application of any such proceeds.

DILUTION

If you invest in our common stock, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share represents our total tangible assets, including operating lease right-of-use assets of $543.8 million, less total liabilities, divided by the number of shares of outstanding common stock as of September 30, 2023, or 98,585,750 shares. Our net tangible book value as of September 30, 2023 was approximately $402.8 million, or $4.09 per share.

After giving effect to the sale and issuance of 55,248,618 shares of our common stock in this offering (at an assumed offering price of $1.81 per share, which was the closing price of our common stock as reported on The Nasdaq Global Market on October 31, 2023), after deducting offering commissions and estimated offering expenses payable by us, resulting in net proceeds of $96.8 million, our as adjusted net tangible book value as of September 30, 2023 would have been approximately $499.5 million, or $3.25 per share.

This represents an immediate decrease in net tangible book value of $0.84 per share to our existing stockholders and immediate accretion in net tangible book value of $1.44 per share to investors participating in this offering. While you will experience immediate accretion under the assumed offering price of $1.81 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on October 31, 2023, if you purchase shares at a price that is above the net tangible book value per share, you will experience immediate dilution. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed offering price per share paid by new investors. The following table illustrates this dilution on a per share basis to investors participating in this offering:

Assumed offering price per share		$1.81
Historical net tangible book value per share as of September 30, 2023	$4.09
Decrease in net tangible book value per share attributable to new investors in offering	$(0.84)

As adjusted net tangible book value per share as of September 30, 2023, after giving effect to the offering		$3.25

Accretion per share to investors participating in this offering		$1.44

The information above is supplied for illustrative purposes only and will adjust based on the actual public offering price and the actual number of shares that we sell in the offering.

The number of shares of common stock to be outstanding following this offering is based on 98,585,750 shares of common stock outstanding as of September 30, 2023, and excludes, in each, case, as of such date:

∎	13,805,540 shares of common stock issuable upon the conversion of 2,761,108 shares of our Class A convertible preferred stock;

∎	10,336,936 shares of common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $14.17 per share;

∎	3,368,325 shares of common stock issuable upon the vesting and settlement of outstanding RSUs under our equity incentive plans at a weighted-average grant date fair value of $37.77 per share;

∎	7,711,947 shares of common stock available for issuance under our 2022 Plan; and

∎	863,292 shares of common stock available for issuance under our Inducement Plan.

To the extent that any of the outstanding options and warrants are exercised or restricted stock units vest, there would be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $100 million of our shares of common stock from time to time through Jefferies acting as sales agent. Sales of our shares of common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet. We or Jefferies may suspend the offering of common stock upon notice and subject to other conditions.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which any sales were made. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the reasonable fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $250,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten trading days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus and the accompanying base prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Certain legal matters will be passed upon for Jefferies by Perkins Coie LLP in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fatetherapeutics.com. The information contained in or that can be accessed through our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents and reports we file with it, which means that we can disclose important information to you by referring you to these documents. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

∎	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, or the 2022 Form 10-K;

∎	the information specifically incorporated by reference into our 2022 Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2023;

∎	the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 3, 2023, August 8, 2023 and November 8, 2023, respectively;

∎

the Current Reports on Form 8-K filed with the SEC on January 5, 2023, April  19, 2023, June  7, 2023, June  8, 2023, June  9, 2023, and September 1, 2023 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

∎

the description of our common stock contained in our registration statement on Form 8-A (SEC No. 001-36076), filed with the SEC on September 17, 2013, and any other amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein filed before the date of this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporates. You should direct written requests to: Fate Therapeutics, Inc., Fate Therapeutics, Inc., 12278 Scripps Summit Drive, San Diego, CA 92131, Attention: Secretary, or you may call us at (858) 875-1800. Information contained on our website is not incorporated by reference into this prospectus supplement and, therefore, is not part of this prospectus supplement or the accompanying prospectus.

Fate Therapeutics, Inc.

Up to $100,000,000

Common Stock

Jefferies

                , 2023

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses payable by Fate Therapeutics, Inc. (the Registrant or the Company) in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (the SEC) registration fee.

Securities and Exchange Commission registration fee(1)	$44,280
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*

Total	*

(1)	Represents registration fee applicable to amount included in prospectus for $300.0 million in shares of common stock. Additional registration fees deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law (DGCL) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

∎	any breach of the director’s duty of loyalty to us or our stockholders;

∎	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

∎	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

∎	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

∎

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

∎

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates, to the fullest extent permitted by the DGCL. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and executive officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us and/or in furtherance of our rights. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

Additionally, certain of our directors may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 16. Exhibits

EXHIBIT NO.

1.1*	Form of Underwriting Agreement

1.2	Open Market Sale Agreement SM dated as of November 8, 2023 by and between the registrant and Jefferies LLC

3.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1/A (File No. 333-190608) filed with the SEC on August 29, 2013 and incorporated herein by reference)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated June 3, 2021 and filed on June 7, 2021 and incorporated herein by reference)

3.3	Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated November 22, 2016 and filed on November 29, 2016 and incorporated herein by reference)

3.4	Amended and Restated Bylaws (filed as Exhibit 3.3 to the registrant’s Registration Statement on Form 10-K (File No. 001-36076) filed with the SEC on February 24, 2021 and incorporated herein by reference)

3.5	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock of Fate Therapeutics, Inc. (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated April 13, 2023 and filed on April 19, 2023 and incorporated herein by reference)

4.1	Form of indenture for senior debt securities and the related form of senior debt security (filed as Exhibit 4.4 to the registrant’s Registration Statement on Form S-3 (File No. 333-219987) with the SEC on August 15, 2017 and incorporated herein by reference)

4.2	Form of indenture for subordinated debt securities and the related form of subordinated debt security (filed as Exhibit 4.5 to the registrant’s Registration Statement on Form S-3 (File No. 333-219987) with the SEC on August 15, 2017 and incorporated herein by reference)

4.3	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the registrant’s Registration Statement on Form S-1/A (File No. 333-190608) filed with the SEC on August 29, 2013 and incorporated herein by reference)

4.4*	Form of Certificate of Designations

4.5*	Form of Warrant Agreements

4.6*	Form of Unit Certificate

4.7*	Form of Preferred Stock Certificate

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of Goodwin Procter LLP relating to the sales agreement prospectus

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2 hereto)

24.1	Power of Attorney (included on the signature pages to this registration statement)

25**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.1**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K, if applicable.

**	To be filed pursuant to the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and Rule 5b-3 thereunder, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Diego, State of California, on November 8, 2023.

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of J. Scott Wolchko, Edward J. Dulac III and Cindy R. Tahl, and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ J. Scott Wolchko J. Scott Wolchko	President, Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2023

/s/ Edward J. Dulac III Edward J. Dulac III	Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2023

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Chairman of the Board and Director	November 8, 2023

/s/ John D. Mendlein John D. Mendlein, Ph.D., J.D.	Vice Chairman of the Board and Director	November 8, 2023

/s/ Shefali Agarwal Shefali Agarwal, M.D.	Director	November 8, 2023

/s/ Timothy P. Coughlin Timothy P. Coughlin	Director	November 8, 2023

/s/ Robert S. Epstein Robert S. Epstein, M.D., M.S.	Director	November 8, 2023

SIGNATURE	TITLE	DATE

/s/ Robert Hershberg Robert Hershberg, M.D., Ph.D.	Director	November 8, 2023

/s/ Karin Jooss Karin Jooss, Ph.D.	Director	November 8, 2023

/s/ Michael Lee Michael Lee	Director	November 8, 2023

/s/ Yuan Xu Yuan Xu, Ph.D.	Director	November 8, 2023